                                                                    EXHIBIT 4.3




 ==============================================================================


                             UNITHOLDERS AGREEMENT

                                  BY AND AMONG

                            HUNTWAY PARTNERS, L.P.,

                                      AND

                             BANKERS TRUST COMPANY,
                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
           MELLON BANK, N.A., as trustee for First Plaza Group Trust,
                 OPPENHEIMER & COMPANY, INC., for itself and as
               agent for certain affiliates, LINDNER GROWTH FUND,
                      FIRST CHICAGO EQUITY CORPORATION and
                         MADISON DEARBORN PARTNERS III

                                 as Unitholders



                         Dated as of December 12, 1996



 ==============================================================================

                               TABLE OF CONTENTS




                                                                                                                       Page

                                                            ARTICLE 1

                                                     AGREEMENTS REGARDING ISSUANCE
                                             AND TRANSFER OF UNITS AND PROTECTIVE RIGHTS   . . . . . . . . . . . . .    2
    1.1     Initial Issuance of Protective Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            -------------------------------------
    1.2     Subsequent Issuances of Protective Rights and Units  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
            ---------------------------------------------------
    1.3     Restrictions on Transfer of Units and Protective Rights  . . . . . . . . . . . . . . . . . . . . . . . .    3
            -------------------------------------------------------

                                                               ARTICLE 2

                                                      CONDITIONS TO EFFECTIVENESS  . . . . . . . . . . . . . . . . .    3
    2.1     Plan Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
            ------------------
    2.2     Execution and Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
            ----------------------
    2.3     Registration Rights Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
            -----------------------------


                                                               ARTICLE 3

                                             REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . .    3
    3.1     Organization and Standing of the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
            ----------------------------------------
    3.2     Partnership Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            ------------------
    3.3     Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            ----------------------
    3.4     Compliance with Other Instruments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            ---------------------------------
    3.5     Securities Act of 1933 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            ----------------------
    3.6     No Brokers or Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            ---------------------
    3.7     Capitalization; Status of Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
            -------------------------------

                                                               ARTICLE 4

                                             REPRESENTATIONS AND WARRANTIES OF UNITHOLDERS . . . . . . . . . . . . .    5
    4.1     Representations by each Unitholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
            ----------------------------------

                                                               ARTICLE 5

                                                        REPORTING REQUIREMENTS   . . . . . . . . . . . . . . . . . .    5

                                                               ARTICLE 6

                                                   DEFINITIONS AND ACCOUNTING TERMS  . . . . . . . . . . . . . . . .    5
    6.1     Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
            ---------------------
            Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
            Class 2 Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

            Class 2 Unitholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
            Class 5 Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Class 5 Unitholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Class 6 Equity Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Class 6 Unitholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Class 8 Equity Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Class 8 Option Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Collateralized Note Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Collateralized Note Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Exemption Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Interest Units . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Junior Note Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
            Junior Note Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Junior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Protected Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Protective Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Senior Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Senior Notes (Other) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Senior Notes (Sunbelt IDB) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
            Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7

                                                               ARTICLE 7

                                                             MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . .    8
    7.1     No Waiver; Cumulative Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
            ------------------------------
    7.2     Amendments, Waivers and Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
            --------------------------------
    7.3     Addresses for Notices, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
            ---------------------------
    7.4     Costs, Expenses and Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
            -------------------------
    7.5     Binding Effect; Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
            --------------------------
    7.6     Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
            ------------------------------------------
    7.7     Prior Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
            ----------------
    7.8     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
            ------------
    7.9     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
            -------------
    7.10    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
            --------
    7.11    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
            ------------
    7.12    Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
            ------------------


                             UNITHOLDERS AGREEMENT


                 This UNITHOLDERS AGREEMENT (the "Agreement") is made and entered into as of December 12, 1996, by and among HUNTWAY PARTNERS, L.P., a Delaware limited partnership, (the "Company"), and BANKERS TRUST COMPANY, MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, MELLON BANK, N.A., as trustee for First Plaza Group Trust, OPPENHEIMER & COMPANY, INC., for itself and as agent for certain affiliates, LINDNER GROWTH FUND, FIRST CHICAGO EQUITY CORPORATION and MADISON DEARBORN PARTNERS III (each, a "Unitholder" and collectively, the "Unitholders").

                                R E C I T A L S

                 WHEREAS, the Company is a debtor and debtor in possession under chapter 11 of Title 11 of the United States Code, having commenced a bankruptcy case on November 12, 1996;

                 WHEREAS, on November 12, 1996, the Company submitted to the United States Bankruptcy Court for the District of Delaware (the "Court") a Plan of Reorganization dated November 12, 1996 (the "Plan"), and on December 12, 1996, the Court confirmed the Plan;

                 WHEREAS, the Plan provides, among other things, that (i) the Company will issue Senior Notes in an original aggregate principal amount of $23,500,000.00 and 6,335,663 Units, representing approximately 25% of the total Units of the Company outstanding upon consummation of the Plan to the holders of Class 2 Claims, (ii) the Company will issue Junior Notes in the original aggregate principal amount of $2,070,000.00 and 1,115,077 Units, representing approximately 4.4% of the total Units of the Company outstanding upon consummation of the Plan to the holders of Class 5 Claims, (iii) the Company will issue 6,335,663 Units, representing approximately 25% of the total Units of the Company outstanding upon consummation of the Plan to holders of Class 6 Equity Interests, and (iv) the Company will issue Options to acquire 2,815,850 Units to holders of Class 8 Equity Interests;

                 WHEREAS, the Junior Note Indenture provides that interest accruing on the Junior Notes is payable through the issuance by the Company of additional Units ("Interest Units") in amounts determined in accordance with the Junior Note Indenture;

                 WHEREAS, the Company has agreed pursuant to the Plan that, whenever Interest Units are issued pursuant to the Junior Note Indenture, the Company will simultaneously issue to the Class 2 Unitholders, Class 5 Unitholders, and Class 6 Unitholders and their permitted assignees additional Units in amounts sufficient to protect the Units issued to such Unitholder under the Plan and under this Agreement from dilution caused by the issuance of Dilutive Rights;

                 WHEREAS, the Unitholders have agreed not to sell any Units received by them pursuant to the Plan for a period of 180 days from the Plan Effective Date;

                 WHEREAS, the parties wish to enter into this Agreement in order to set forth their agreement with respect to the issuance of additional Units to the Unitholders and their agreement restricting the transfer of Units by the Unitholders;

                 WHEREAS, it is a condition precedent to the effectiveness of the Plan that the Company and the Unitholders shall have entered into this Agreement;

                 NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1

                         AGREEMENTS REGARDING ISSUANCE
                  AND TRANSFER OF UNITS AND PROTECTIVE RIGHTS

         1.1 Initial Issuance of Protective Rights. Upon consummation of the Plan, each Unitholder shall be automatically granted hereunder a number of rights ("Protective Rights") equal to the number of Units issued under the Plan to each such Unitholder in respect of its Class 2 Claims, Class 5 Claims and Class 6 Equity Interests.

         1.2     Subsequent Issuances of Protective Rights and Units.

         (a) On each Junior Note Interest Payment Date, each holder of Protective Rights shall be automatically granted hereunder a number of additional Protective Rights, rounded to the nearest whole number, sufficient to cause each such holder to hold a number of Protective Rights such that the ratio of (w) the aggregate number of Protective Rights held by such holder after such issuance of new Protective Rights divided by (x) the total number of Units outstanding on a fully diluted basis (e.g., assuming the exercise of all Options) immediately after the issuance of Dilutive Rights on such date (including Units issued pursuant to Section 1.2(b)), is equal to the ratio of
(y) the aggregate number of Protective Rights held by such holder immediately prior to the issuance of new Protective Rights on such date, divided by (z) the total number of Units outstanding on a fully diluted basis (e.g., assuming the exercise of all Options) immediately prior to the issuance of Dilutive Rights on such date. "Dilutive Rights" means (i) the Interest Units issued by the Company pursuant to the Junior Note Indenture on the applicable Junior Note Interest Payment Date, (ii) the Options (or similar rights to acquire Units) issued by the Company to the Class 8 Option Holders in connection with the issuance of Interest Units on such Junior Note Interest Payment Date, and (iii) the issuance of additional Units pursuant to Section 1.2(b) on such Junior Note Interest Payment Date. The Protective Rights issued pursuant to this Section 1.2(a) shall be issued without payment of additional consideration.

         (b) On each Junior Note Interest Payment Date, the Company shall issue to each holder of Protective Rights a number of additional Units equal to the number of Protective Rights issued to such holder in accordance with
Section 1.2(a) of this Agreement on such Junior Note Interest Payment Date.
The Units issued pursuant to this Section 1.2(b) shall be issued without payment of additional consideration.

         1.3 Restrictions on Transfer of Units and Protective Rights. Each Unitholder covenants and agrees that such Unitholder shall not sell, transfer, assign or convey or otherwise dispose of any Unit or Protective Right or any interest therein during the first 180 days following the Plan Effective Date.

                                   ARTICLE 2

                          CONDITIONS TO EFFECTIVENESS

         This Agreement shall become effective upon the satisfaction of each of the following conditions:

         2.1 Plan Effectiveness. All conditions precedent to the effectiveness of the Plan (other than the execution and delivery of this Agreement) shall have been satisfied or waived in accordance with the provisions of the Plan.

         2.2 Execution and Delivery. This Agreement shall have been executed by the Company and each Unitholder and the Company and each Unitholder shall have received written or telephonic notification of the authorization of delivery thereof.

         2.3 Registration Rights Agreement. A Registration Rights Agreement in form and substance reasonably satisfactory to the parties hereto shall have been executed by the Company, the its general partners and each Unitholder and the Company and each Unitholder shall have received written or telephonic notification of the authorization of delivery thereof.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each Unitholder that:

         3.1 Organization and Standing of the Company. The Company is a duly organized and validly existing limited partnership in good standing under the laws of the State of Delaware and has all requisite partnership power and authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as proposed to be conducted. The Company is duly licensed or qualified and in good standing as a foreign partnership authorized to do business in alljurisdictions in which the nature of the respective business conducted or property owned by it makes such qualification necessary.

         3.2 Partnership Action; Enforceable Agreements. The Company has the partnership power and authority, and has taken all necessary partnership action required, to execute and deliver this Agreement, the Units and any other agreements and instruments executed in connection herewith and therewith, and each such agreement and/or instrument constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.3 Governmental Approvals. Except for the filings to be made, if any, to comply with exemptions from registration or qualification of the sale of the Units under federal and state securities laws (collectively, "Exemption Filings"), no authorization, consent, approval, license, exemption of, or filing or registration with, any court or governmental agency or instrumentality is necessary for the offer, issuance, sale, execution or delivery by the Company of, or for the performance by it of its obligations under, this Agreement or the Units or any of the transactions contemplated hereunder. All Exemption Filings will be timely made by the Company after the Closing Date.

         3.4 Compliance with Other Instruments. The Company is in compliance in all respects with the terms and provisions of (i) its Amended and Restated Agreement of Limited Partnership and certificate of limited partnership, as amended through and including the Plan Effective Date, (ii) each mortgage, indenture, lease, agreement and other instrument relating to obligations of the Company, and (iii) all judgments, decrees, governmental orders, statutes, rules or regulations by which it is bound or to which its properties or assets are subject. Neither the execution and delivery of this Agreement or the Units, nor the consummation of any transaction contemplated hereby or thereby, has constituted or resulted in a default or violation of any term or provision in any of the foregoing documents or instruments.

         3.5 Securities Act of 1933. The Company has complied and will comply with all applicable federal or state securities laws in connection with the issuance of the Units hereunder.

         3.6 No Brokers or Finders. The Company owes no commission, fee or other compensation to any Person as a finder or broker as a result of the transactions contemplated by this Agreement.

         3.7 Capitalization; Status of Units. 25,342,654 Units will be issued and outstanding immediately after the Plan Effective Date and Options to acquire 3,961,909 Units will be issued and outstanding immediately after the Plan Effective Date. All of the outstanding Units of the Company have been duly authorized, are validly issued and have not been issued in violation of any Person's preemptive rights and all Units issuable upon exercise of outstanding Options have been duly authorized and, when issued in accordance with the terms of such Options will be validly issued and not issued in violation of any Person's preemptive rights. The Units are duly authorized and, when issued in accordance with the terms hereof, will be validly issued and free and clear of all liens and encumbrances created by the Company.

                                   ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF UNITHOLDERS


         4.1 Representations by each Unitholder. Each Unitholder represent for itself and no other Unitholder that:

                 (a) It is duly authorized to execute and deliver this Agreement and all other agreements and instruments executed in connection herewith.

                 (b) This Agreement and such other agreements and instruments constitute the valid and binding obligations of such Unitholder enforceable against it in accordance with their respective terms;

                 (c) No consent or approval of any Person is required in connection with the execution, delivery and performance of this Agreement and such other agreements and instruments by such Unitholder which has not heretofore been obtained.


                                   ARTICLE 5

                             REPORTING REQUIREMENTS

                 Together with each issuance of Units made by the Company to the Unitholders pursuant to Section 1.1 hereof, the Company shall deliver to each holder of Protective Rights a certificate setting forth the number of Interest Units issued pursuant to Section 307 of the Junior Note Indenture on the correlative Junior Note Interest Payment Date.


                                   ARTICLE 6

                        DEFINITIONS AND ACCOUNTING TERMS

         6.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "Agreement" means this Unitholders Agreement, as from time to time amended and in effect between the parties hereto.

                 "Class 2 Claim" has the meaning assigned thereto in the Plan.

                 "Class 2 Unitholder" means an entity receiving Units in the Plan in respect of its Class 2 Claim.

                 "Class 5 Claim" has the meaning assigned thereto in the Plan.

                 "Class 5 Unitholder" means an entity receiving Units in the Plan in respect of its Class 5 Claim.

                 "Class 6 Equity Interest" has the meaning assigned thereto in the Plan.

                 "Class 6 Unitholder" means an entity receiving Units in the Plan in respect of its Class 6 Equity Interest.

                 "Class 8 Equity Interest" has the meaning assigned thereto in the Plan.

                 "Class 8 Option Holder" means an entity receiving Options in the Plan in respect of its Class 8 Equity Interest.

                 "Closing" means the date that all conditions precedent to the effectiveness of this Agreement set forth in Article 2 have been satisfied or waived in writing.

                 "Collateralized Note Indenture" means that certain Amended and Restated Collateralized Note Indenture dated as of December 12, 1996, by and between Huntway and Fleet National Bank, as Indenture Trustee, pursuant to which the Senior Notes are issued, as such agreement may be amended, amended and restated, supplemented or modified from time to time.

                 "Collateralized Note Obligations" means all obligations of the Company arising under the Collateralized Note Indenture and the Senior Notes.

                 "Company" means Huntway Partners, L.P. a Delaware limited partnership and its successors and assigns.

                 "Effective Date" means the date on which the Plan becomes effective.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

                 "Exemption Filings" shall have the meaning assigned to that term in Section 3.3 of this Agreement.

                 "Interest Units" has the meaning assigned thereto in the recitals to this Agreement.

                 "Junior Note Indenture" means the Amended and Restated Junior Subordinated Debenture Indenture dated as of December 12, 1996, between the Company and the IBJ

Schroder Bank & Trust Company, as Indenture Trustee, pursuant to which the Junior Notes are issued.

                 "Junior Note Interest Payment Date" means each date on which the Company pays interest to the holders of Junior Notes under the Junior Note Indenture in the form of Units.

                 "Junior Notes" means the Company's 12% Junior Debentures Due 2005 issued and outstanding pursuant to the Junior Note Indenture.

                 "Options" means options issued by the Company to acquire
Units.

                 "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

                 "Plan" has the meaning assigned thereto in the Recitals to this Agreement.

                 "Protected Options" means all Options issued to the Class 8 Option Holders on the Plan Effective Date in satisfaction of their respective Class 8 Equity Interests, and all Options issued to the Class 8 Option Holders and their permitted assignees to protect such Class 8 Option Holders from dilution caused by the issuance of Dilutive Rights.

                 "Protective Rights" has the meaning assigned thereto in
Section 1.1.

                 "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

                 "Senior Notes" means the Senior Notes (Other) and the Senior Notes (Sunbelt IDB).

                 "Senior Notes (Other)" means the Company's 12% Senior Secured Notes (Other) Due 2005 issued and outstanding pursuant to the Collateralized
Note Indenture (including any Secondary Securities (as such term is defined in the Collateralized Note Indenture), but excluding the Senior Notes (Sunbelt
IDB)).

                 "Senior Notes (Sunbelt IDB)" means the Company's 12% Senior Secured Notes (Sunbelt IDB) Due 2005 issued and outstanding pursuant to the Collateralized Note Indenture.

                 "Units" means units representing a fractional part of the partnership interests of the limited partners in the Amended and Restated Agreement of Limited Partnership of Huntway Partners, L.P. dated as of November 9, 1988, among Huntway Managing Partner, L.P., a Delaware limited partnership, and each of the other partners named therein, as amended through and including the date hereof and as it may be further amended or restated from time to time.

         6.2     Accounting Terms.

                 All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.


                                   ARTICLE 7

                                 MISCELLANEOUS

         7.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Unitholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         7.2 Amendments, Waivers and Consents. Any provision in this Agreement or the Units to the contrary notwithstanding, no changes in or additions to this Agreement or the Units may be made, and compliance with any covenant or provision herein or therein set forth may not be omitted or waived, until and unless the Company obtains consent thereto in writing from each Unitholder. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         7.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, by certified or registered mail, or telegraphed or delivered to the address for such party listed on the signature pages hereof; or to any party as such other address as shall be designated by such party in a written notice to the other parties delivered in accordance with this Section.

         7.4 Costs, Expenses and Taxes. Each party shall pay its own fees in connection with the investigation, preparation, execution and delivery of this Agreement, the Units and other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby. In addition, the Company shall pay any and all material stamp and other taxes payable or determined to be payable by the Company in connection with the execution and delivery of this Agreement, the Units, and other instruments and documents to be delivered hereunder or thereunder, and agrees to save each Unitholder harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and filing fees. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Agreement, or any breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorney's fees, expenses and costs.

         7.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, each Unitholder, and their respective successors and permitted assigns. The Company shall not have the right to assign its obligations hereunder without the prior written consent of each Unitholder obtained in accordance with Section 7.2 hereof. Subject to
Section 1.3, each Unitholder (an "Assignor") may assign all or any portion of its rights and interests hereunder to any person or entity (an "Assignee") and upon any such assignment, the Assignee shall be deemed to be a "Unitholder" hereunder; provided, that (i) each Unitholder that is listed on the signature pages hereof may assign its interest hereunder to not more than four Assignees;
(ii) each Assignee of a Unitholder may further assign its rights hereunder only in whole and not in part, (iii) each Assignee of a Unitholder shall be an "Accredited Investor" as such term is defined in Regulation D to the Securities Act of 1933, as amended from time to time and (iv) each Assignee of a Unitholder shall provide evidence reasonably satisfactory to the Company of such Assignees's agreement to be bound by the terms of this Agreement and its acknowledgment that the Protective Rights are speculative in nature and the Assignee is able to bear the economic risk of such investment, including a total loss of value of such investment. The proposed Assignor and Assignee of any Protective Rights shall jointly provide prior notice to the Company of any such proposed assignment and shall provide evidence of the Assignee's agreement and representation contemplated by the preceding sentence. Except as otherwise expressly permitted by this Agreement, any assignment or transfer of this Agreement or any rights hereunder shall be void ab initio and of no force and effect.

         7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement, the Units or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof or thereof.

         7.7 Prior Agreements. This Agreement evidences the obligation of the Company set forth in Article II of the Plan to issue Units to the holders of Class 2 Claims, Class 5 Claims and Class 6 Equity Interests to prevent dilution caused by the issuance of the Dilutive Rights. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements concerning the subject matter hereof.

         7.8 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

         7.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         7.10 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         7.12 Further Assurances. From and after the date of this Agreement, upon the reasonable request of any party hereto, the other parties hereto shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          HUNTWAY PARTNERS, L.P.

                          By:     HUNTWAY MANAGING PARTNER, L.P., its
                                  Managing General Partner

                                  By: Huntway Division of Reprise holdings, Inc., its sole General Partner


                                           By:___________________________
                                           Title:

                          UNITHOLDERS:

                          BANKERS TRUST COMPANY

                          By: ________________________________
                                Title:

                          Notice Address:
                          One Bankers Trust Plaza
                          Mail Stop 2283
                          130 Liberty Street, 28th Floor
                          New York, New York 10066




                          MASSACHUSETTS MUTUAL LIFE INSURANCE
                          COMPANY

                          By:  _________________________
                          Name:  ______________________
                          Title:  ______________________

                          Notice Address:
                          Mike Klofas
                          Mass Mutual Life Insurance Company
                          1295 State Street
                          Springfield, MA 01111

                          MELLON BANK, N.A., as trustee for First Plaza Group Trust

                          By:  _________________________
                          Name:  ______________________
                          Title:  ______________________
                          Notice Address:
                          c/o John R. Bauer
                          Managing Partner
                          Contrarian Capital Management, L.L.C.
                          411 West Putnam, Suite 225
                          Greenwich, Connecticut 06830


                          OPPENHEIMER & COMPANY, INC., for itself and as agent for certain affiliates

                          By:  _________________________
                          Name:  ______________________
                          Title:  ______________________

                          Notice Address:
                          c/o John R. Bauer
                          Managing Partner
                          Contrarian Capital Management, L.L.C.
                          411 West Putnam, Suite 225
                          Greenwich, Connecticut 06830

                          LINDNER GROWTH FUND
                          By:     RYBACK MANAGEMENT CORPORATION

                          By:  _________________________
                          Name: Larry Calahan
                          Title:  ______________________

                          Notice Address:
                          c/o Ryback Management Corporation
                          7711 Carondelet Avenue, Suite 700
                          St. Louis, Misouri 63105

                          FIRST CHICAGO EQUITY CORPORATION

                          By:  _________________________
                          Name:  ______________________
                          Title:  ______________________

                          Notice Address:
                          Samuel M. Mencoff
                          First Chicago Equity Corporation
                          Three First National Plaza, Suite 1300
                          Chicago, IL 60602
                          Telecopy:  312 732 4098


                          MADISON DEARBORN PARTNERS III

                          By:  _________________________
                          Name:  ______________________
                          Title:  ______________________

                          Notice Address:
                          Samuel M. Mencoff
                          Madison Dearborn Partners
                          Three First National Plaza, Suite 1300
                          Chicago, IL 60602
                          Telecopy:  312 732 4098